UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

The final Letter Order of the Federal Energy Regulatory Commission (“FERC”), to which Item 8.01 below refers, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

On October 20, 2020, Granite State Gas Transmission, Inc. (“Granite State”), Unitil Corporation’s inter-state natural gas pipeline transportation subsidiary, filed an uncontested rate settlement with the FERC which provides for an increase in annual revenues of approximately $1.3 million, effective November 1, 2020. The Settlement Agreement permits the filing of limited Section 4 rate adjustments for capital cost projects eligible for cost recovery in 2021, 2022, and 2023, and sets forth an overall cap of approximately $14.6 million on the capital cost recoverable under such filings during the term of the Settlement. Under the Settlement Agreement, Granite State may not file a new general rate case earlier than April 30, 2024 with rates to be effective no earlier than November 1, 2024 based on a test year ending no earlier than December 31, 2023. The Settlement Agreement was approved by the FERC on November 30, 2020.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Federal Energy Regulatory Commission Letter Order dated November 30, 2020

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:
/s/ Robert B. Hevert
Robert B. Hevert
Senior Vice President, Chief Financial Officer and Treasurer

Date:	December 2, 2020